Exhibit 10.3

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of February 5, 2007 (this “Agreement”), by and among LATIN NODE, INC., a Florida corporation (together with its successors and assigns, “Debtor”), each subsidiary of Debtor listed on the signature pages hereto (each such subsidiary, individually, a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and Debtor are referred to collectively herein as the “Grantors”) and ELANDIA, INC. (“Lender”).

W I T N E S S E T H:

WHEREAS, lender has advanced credit to Debtor as evidenced by a Promissory Note of even date made and executed by Debtor to and in favor of Lender in the original principal amount of Three Million ($3,000,000.00) Dollars (together with any amendments, modifications, extensions, renewals or refinancings thereof, the “Note”); and

WHEREAS, to secure payment of the Note, the Grantors have agreed to grant to the Lender, for the benefit of Lender, a security interest in and lien upon the collateral as hereinafter described;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in exchange for the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

1. DEFINITIONS. For purposes of this Agreement, capitalized terms used herein shall have the following meanings, unless the context otherwise specifically requires:

(a) “Collateral” means all of the Grantors’ personal assets and personal property and rights in and to property of any nature whatsoever, tangible and intangible, presently owned or hereafter acquired, including without limitation the following:

(i) all equipment, machinery, furniture, furnishings, fixtures, and any and all other tangible personal property, and all additions, accessions, replacements and substitutions with respect thereto, presently owned or hereafter acquired by any Grantor (hereinafter collectively referred to as the “Equipment”);

(ii) all accounts (including, without limitation, cash and cash accounts), accounts receivable, contracts and contract rights, chattel paper, documents, instruments, general intangibles, and other forms of obligation and rights to the payment of money or other property, presently owned or hereafter acquired by any Grantor (hereinafter collectively referred to as the “Accounts”);

(iii) all inventory, including all goods, merchandise, materials, components, work in process, finished goods, and other tangible personal property presently owned or hereafter acquired by any Grantor and held for sale, lease, consumption, or other use in any Grantor’s business, and all additions, accessions, replacements and substitutions with respect thereto (hereinafter collectively referred to as “Inventory”);

(iv) all insurance proceeds, refunds, and premium rebates, whether or not any lender or the Lender is the loss payee thereof, including, without limitation, proceeds of fire and credit insurance, to the extent that any such proceeds, refunds and premiums are related to any of the foregoing;

(v) all claims for tax refunds, whether now existing or hereafter arising, of any Grantor against any city, county, state or federal government or any agency or authority or other subdivision thereof, and the proceeds thereof;

(vi) all contract rights, intellectual property, and general intangibles (“General Intangibles”) of every kind, character and description, both now owned and hereafter acquired, including, without limitation, goodwill, trademarks, copyrights, service marks, domain names, codes, scripts, works of authorship relating any Web site, trade styles, trade names, patents, applications for any of the foregoing (“Intellectual Property”) and deposit accounts;

(vii) all liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing, including the rights of stoppage in transit;

(viii) all of Grantors’ stock, ownership interest, partnership interest or other equity interest whatsoever in any subsidiary corporation, limited liability company, partnership, joint venture, association, entity or other organization (domestic or foreign); and

(ix) to the extent not otherwise included, all proceeds, products, substitutions, and accessions of or to any and all of the foregoing and all collateral security, indemnities, warranties and guaranties given by any person with respect to any of the foregoing.

(b) “Credit Agreement” means the Credit Agreement, dated as of the date hereof, among Grantors and the Lender, as the same may be amended or otherwise modified form time to time.

(c) “Event of Default” has the meaning ascribed thereto in the Note.

(d) “Grant of Security Interest” means the Grant of Security Interest, dated as of the date hereof, by the Grantors in favor of the Lender, as the same may be amended or otherwise modified from time to time.

(e) “Permitted Liens” means:

(1) liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of such Grantor in conformity with generally accepted accounting principles and the lien cannot be legally enforced during the contest proceedings;

(2) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being diligently contested in good faith by appropriate proceedings during which the liens cannot be legally enforced;

(3) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation; and

(4) liens created pursuant to this Agreement.

(f) “Relevant Documents” means this Agreement, the Grant of Security Interest and the Stock Pledge Agreement.

(g) “Secured Debt” means (i) all amounts payable pursuant to the Note (including principal and interest) and pursuant to any amendments, modifications, renewals, extensions or refinancings thereof, (ii) all future advances by a Lender to Debtor under any other Promissory Notes; (iii) any liabilities or obligations of the Grantors arising under or in connection with this Agreement or any other Loan Document (as defined below), whether now existing or hereafter arising, contingent or otherwise; (iv) any and all other obligations of the Grantors to the Lender every kind and description, direct or indirect, absolute or contingent, presently existing or hereafter arising; and (v) all costs and expenses of collection of the foregoing, or in preserving, protecting or realizing upon the Collateral, including, without limitation, attorneys’ fees and other legal expenses.

(h) “Stock Pledge Agreement” means the Stock Pledge Agreement, dated as of the date hereof, between Debtor and the Lender, as the same may be amended or otherwise modified from time to time.

(i) “UCC” means the Uniform Commercial Code, as amended, in effect under the laws of the State of Florida, or such other state as may be appropriate.

2. GRANT OF SECURITY INTEREST. As security for the full and timely payment of all of the Secured Debt, each Grantor hereby assigns and grants to the Lender, a continuing security interest in and to all such Grantor’s right, title, and interest in and to the Collateral, to have and to hold unto the Lender, its successors in interest and assigns forever, or until the earlier full payment, discharge and satisfaction of all of the Secured Debt. The Lender shall have all of the rights and remedies of a secured party under the applicable UCC as non-exclusive rights and remedies.

3. REPRESENTATIONS AND WARRANTIES. The Grantors jointly and severally represent and warrant as follows (it being understood, for purposes of this Section 3, that the term “Grantor” refers to each Grantor and its subsidiaries):

(a) Organization and Good Standing. Each Grantor is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of organization, with full power and authority to execute, deliver and perform this Agreement and to own and operate its properties and to carry on its business as presently conducted and anticipated. Each Grantor is duly qualified as a foreign corporation or limited liability company, as the case may be, to transact business, and is in good standing in every state or other jurisdiction where the character of its properties owned or leased, or the nature of its activities, makes such qualification necessary under applicable law, except where the failure to so qualify would not have a Material Adverse Effect (as defined below). Other than as set forth in Schedule 3(a) hereto, no Grantor has operated under any legal or fictitious names other the names set forth in Section 3(h).

(b) Authority. Each Grantor has the requisite power and authority to enter into this Agreement, the Note, the Credit Agreement and the other agreements and documents contemplated in connection herewith and therewith (collectively, the “Loan Documents”), to execute and deliver the Loan Documents and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Loan Documents by the applicable Grantor and the consummation by each Grantor of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate or other action on the part of such Grantor and its partners, directors, managers, or members, as the case may be, and no other corporate, company or partnership proceedings on the part of such Grantor are necessary to authorize the execution, delivery and performance of this Agreement or the other Loan Documents.

(c) Validity. This Agreement and the other Loan Documents have been duly executed and delivered by each Grantor and constitute the legal, valid, and binding obligations of such Grantor, enforceable against such Grantor in accordance with their respective terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, and other similar laws affecting the enforcement of creditors’ rights generally.

(d) No Violations. Except as provided in Schedule 3(d) hereto, neither the execution and delivery of this Agreement or the other Loan Documents nor the consummation by each Grantor of the transactions contemplated hereby or thereby, nor the compliance by each Grantor with any of the provisions hereof or thereof, will (i) violate, conflict with, or constitute a breach or default under (or an event which, with notice, lapse of time or both, would constitute a breach or default), or give rise to any right of termination or acceleration or result in the creation of any lien, security interest, charge or encumbrance upon any property of such Grantor (other than in favor of the Lender for the benefit of the Lender) under (x) such Grantor’s charter (including any certificate of designation) or other organizational document, by-laws, or any voting agreement, stockholders’ agreement or similar document to which such Grantor is a party relating to the rights of stockholders or other owners of such Grantor, (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Grantor is a party or by which it or any of its respective properties or assets may be bound or subject or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to such Grantor or any of its properties or assets.

(e) No Consent. Except as provided in Schedule 3(e) hereto, except for filings under applicable state and federal securities laws, which will be timely made, no notice to, filing with, or authorization, consent or approval of any governmental agency or authority, body or agency is necessary or required in connection with the execution, delivery or performance by such Grantor of this Agreement or the other Loan Documents to which it is a party.

(f) Title. Except for the security interest granted to the Lender hereunder and security interests outstanding under the obligations (the “Prior Known Obligations”) as set forth on Schedule 3(f), each Grantor is the sole owner (or, in the case of leases or licenses, the sole right holder) of the Collateral and has good, valid and marketable title thereto, free and clear of any and all liens, security interests, claims, encumbrances and adverse rights or interests whatsoever (other than the Permitted Liens). No Grantor has executed any financing statement with respect to all or any portion of the Collateral except the financing statements executed in favor of the Lender for the benefit of the Lender in connection with this Agreement and in connection with Permitted Liens and in connection with the Prior Known Obligations. Set forth on Exhibit A is a list of all Intellectual Property for which filings with governmental authorities have been made by each Grantor or any of its subsidiaries (along with the type of filing, the filing number and the authority with which it was filed).

(g) Name and Address. Each Grantor’s current exact name and the address of its current principal place of business is as set forth on Schedule 3(g). No Grantor has previously had or transacted business under any other names or addresses. Each Grantor agrees to give the Lender prior notice of any change in its name and/or address or any additional names under which it intends to transact business at least 30 days prior to any such change or the use of any additional name(s).

(h) Possession and Location of the Collateral. The Collateral is and shall remain in the exclusive possession and control of each Grantor at the locations set forth on Schedule 3(h), other than the Collateral located at a co-location facility as set forth on Schedule 3(h)(A), and no Grantor shall transfer possession of or relocate all or any portion of the Collateral without the Lender’s prior written consent.

(i) Litigation. Except as provided in Schedule 3(i) hereto, there is no litigation, action, suit, proceeding, claim or investigation pending, or to the knowledge of each Grantor, threatened, against such Grantor or with respect to all or any portion of the Collateral, or which calls into question the validity or enforceability of this Agreement, the Note or any other Loan Document or which, if adversely determined, could reasonably be expected to have a Material Adverse Effect (as defined below).

(j) Books and Records. All books, records and documents relating to the Collateral are and shall continue to be true, correct and genuine in all material respects.

(k) Permits. Except for exceptions that would not have a Material Adverse Effect, no Grantor is in violation of or in default under any applicable statute, rule, order, decree, writ, injunction or regulation of any governmental body (including any court). Except for exceptions that would not have a Material Adverse Effect, each Grantor has all permits and licenses to operate its business.

(l) Taxes. No Grantor is delinquent in the payment of any taxes which have been levied or assessed by any governmental authority against it or its assets. Each Grantor has timely filed all tax returns which are required by law to be filed, and has paid all taxes and all other assessments or fees levied upon such Grantor or upon its properties to the extent that such taxes, assessments or fees have become due. Except for exceptions that would not have a Material Adverse Effect, no controversy in respect of income taxes is pending or, to the knowledge of such Grantor, threatened.

(m) Event of Default. No event has occurred and is continuing which constitutes an Event of Default (as defined in the Note) or would constitute an Event of Default after notice or lapse of time or both. No event has occurred and is continuing which constitutes an event of default or would constitute an event of default after notice or lapse of time or both under any of the Prior Known Obligations.

(n) Full Disclosure. None of the Loan Documents, nor any statements furnished by or on behalf of any Grantor to any Lender in connection with the Loan Documents, contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements contained therein or herein not misleading, in light of the circumstances when made.

To each Grantor’s knowledge, there is no fact which such Grantor has not disclosed to each Lender which materially and adversely affects or, to such Grantor’s knowledge, will materially and adversely affect, the Collateral, the Lender’s liens in the Collateral or the priority thereof, the other assets, business, liabilities, operations, prospects, profits or condition (financial or otherwise) of such Grantor or the ability of such Grantor to perform its obligations under this Agreement, the Note or the other Loan Documents, as the case may be (a “Material Adverse Effect”).

(o) Compliance With Laws. Except for exceptions that would not have a Material Adverse Effect, each Grantor has duly complied with, and the Collateral and its business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to such Grantor, the Collateral or the conduct of its business.

(p) Corporate Structure. Each Grantor’s corporate structure as of the date hereof, including any direct or indirect subsidiaries, is as set forth in Schedule 3(p) hereto.

(q) Pledged Collateral.

(i) The collateral set forth in Section 1(a)(viii) of this Agreement (the “Pledged Collateral”) pledged by the Grantor hereunder (a) is listed on Schedule 3(q) and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 3(q), (b) has been duly authorized, validly issued and is fully paid and nonassessable (other than equity interests in limited liability companies and partnerships) and (c) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms.

(ii) As of the date of this Agreement, all Pledged Collateral consisting of instruments and certificates has been delivered to Lender.

(iii) Upon the occurrence and during the continuance of an Event of Default, Lender shall be entitled to exercise all of the rights of Grantor granting the security interest in any Pledged Collateral, and a transferee or assignee of such Pledged Collateral shall become a holder of such Pledged Collateral to the same extent as Grantor and be entitled to participate in the management of the issuer of such Pledged Collateral and, upon the transfer of the entire interest of Grantor, Grantor shall, by operation of law, cease to be a holder of such Pledged Collateral.

4. COVENANTS. Each Grantor covenants and agrees that, from and after the date of this Agreement until all of the Secured Debt shall have been paid in full (it being understood, for purposes of this Section 4, that the term “Grantor” refers to each Grantor and its subsidiaries):

(a) Covenants. Each Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor.

(b) Insurance.

(i) Each Grantor will, and will cause each of its subsidiaries to, maintain, with financially sound and reputable insurance companies, adequate insurance for its insurable properties, all to such extent and against such risks, including fire, casualty and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations. Each Grantor will furnish to the Lender, upon the request of the Lender, information in reasonable detail as to the insurance so maintained.

(ii) Each Grantor irrevocably makes, constitutes and appoints the Lender (and all officers, employees or agents designated by the Lender) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or in part relating thereto, the Lender may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Lender deems advisable. All sums disbursed by the Lender in connection with this Section, including attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Lender and shall be additional Secured Debt secured hereby.

(iii) Each Grantor shall cause each insurance policy maintained by it to provide that no cancellation, reduction in amount or change in coverage thereof shall be effective until at least 30 days after receipt by the Lender of written notice thereof, and to name the Lender, for the benefit of the Lender, as an additional insured party and as the loss payee.

(c) Maintenance of Perfected Security Interest; Further Documentation.

(i) Except as provided in Schedule 3(f) hereto, each Grantor shall maintain the security interest created by this Agreement as a perfected first priority security interest and shall defend such security interest against the claims and demands of all persons whomsoever. Grantor shall not use or permit any Collateral to be used unlawfully or in violation of the Loan Documents or any requirement of law or any insurance policy covering the Collateral and not enter into any contractual obligation or undertaking restricting the right or ability of Grantor or Lender to sell any Collateral if such restriction would have a material adverse effect.

(ii) Each Grantor will furnish to each Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as such Lender may request, all in such detail as such Lender may request.

(iii) At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Grantors, each Grantor will promptly and duly execute, deliver and/or have recorded with appropriate agencies such further instruments and documents and take such further actions as such Lender may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and to the filing of any documents necessary to obtain and preserve the rights and powers in the Intellectual Property.

(d) Changes in Locations, Name, etc. No Grantor will, except upon 30 days’ prior written notice to Lender and delivery to Lender promptly thereafter of all additional executed financing statements and other documents requested by the Lender to maintain the validity, perfection and priority of the security interests provided for herein:

(i) change the location of its chief executive office or principal place of business from that referred to in Section 3(h) (provided, however that no such prior written notice shall be required with respect to any change in the location of any Grantor’s chief executive office or principal place of business occurring within 30 days after the date hereof so long as such Grantor provides to the Lender written notice of such change within 15 days after the date thereof); or

(ii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Lender in connection with this Agreement would become materially misleading.

(e) Notices. Each Grantor will advise each Lender promptly in writing, in reasonable detail, of any lien (other than security interests created hereby or Permitted Liens) on any of the Collateral which would adversely affect the ability of the Lender to exercise any of its remedies hereunder and will take any and all actions reasonably requested by the Lender for the release and/or satisfaction of such liens.

(f) Receivables Collateral. No Grantor will sell or pledge any interest in any receivables collateral (except for Permitted Liens and securities under Prior Known Obligations), other than in the ordinary course of business consistent with past practices.

(g) Inventory.

(i) Grantor shall not use of any of the Inventory in breach of any provision of this Agreement.

(ii) All Inventory now owned or hereafter acquired by each Grantor is and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances).

(h) Accounts. The amount of each Account shown on the books, records, and invoices each Grantor represented as owing by each account debtor is and will be the correct amount actually owing by such account debtor and shall have been fully earned by performance of such Grantor, except as otherwise permitted by generally accepted accounting principles.

(i) Notification to Account Debtors. The Lender shall have the right at any time following an Event of Default and at anytime thereafter to notify any of the Grantor’s account debtors to make payments directly to the Lender and to collect all amounts due on account of the Collateral, subject to Prior Known Obligations.

(j) Corporate Existence and Maintenance of Properties. Each Grantor shall maintain and preserve its corporate existence and all rights, privileges and franchises now enjoyed; and each Grantor shall conduct its business in an orderly, efficient and customary manner, keep its properties in good working order and condition, and from time to time make all needed repairs to, renewals or replacements of its properties (except to the extent that any of such properties is obsolete or is being replaced) so that the efficiency of such property shall be maintained and preserved. Each Grantor shall file or cause to be filed in a timely manner all reports, applications, estimates and licenses which shall be required by any governmental authority and which, if not timely filed, would have a Material Adverse Effect.

5. RIGHTS OF LENDER UPON THE OCCURRENCE OF AN EVENT OF DEFAULT. Upon the occurrence of an Event of Default and at any time thereafter, the Lender may exercise any rights under applicable law or the Loan Documents, including, but not limited to, any one or more of the following rights and remedies:

(a) Upon the occurrence of an Event of Default, and at any time thereafter, the Lender may, at its option, declare all of the Secured Debt immediately due and payable (and, upon an Event of Default arising by virtue of any Grantor’s bankruptcy, all of the Secured Debt shall automatically and immediately be deemed declared due and payable), notwithstanding any of the terms thereof and exercise any rights and remedies available to a secured party under this Agreement, under the UCC, or otherwise available at law or in equity, including without limitation the right to enter upon any of the premises of any Grantor, with or without process of law, and take immediate possession of and remove the Collateral or any part thereof and collect and receive all income, revenues, payments and proceeds therefrom. The Grantors shall, upon the Lender’s request, assemble the Collateral (and all records and documents relating thereto) and make such items available to the Lender at a place designated by the Lender which is reasonably convenient to the parties. Without removal, the Lender may render any Equipment unusable and may dispose of such items of Collateral at any Grantor’s business premises as provided under the UCC.

(b) The Lender may sell, lease, or otherwise dispose of all or any portion of the Collateral in any commercially reasonable manner. Disposition of the Collateral may be made by any one or more public or private proceedings upon any one or more contracts. Any such sale or disposition may be made in whole, in part, in units, or in parcels, and at any time and place designated by the Lender. Any such sale or disposition may be for cash, upon credit, or upon such other terms and conditions as the Lender may determine, in its sole discretion.

(c) Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, reasonable notification of the time and place of any public sale or reasonable notification of the time after which any private sale or other intended disposition is to be made shall be sent by the Lender to each Grantor unless such Grantor after the occurrence of an Event of Default shall have signed a statement renouncing or modifying its right to notification of sale. The requirements of a reasonable notice hereunder shall be met if such notice is mailed by ordinary mail, postage prepaid, addressed to such Grantor at its business address described herein, at least ten days before the time of such sale or disposition.

(d) The Lender shall have the right to buy all of any portion of the Collateral at any public or private sale.

(e) Each Grantor acknowledges that when all or any portion of the Collateral is disposed of by the Lender after the occurrence of an Event of Default such disposition shall transfer to any purchaser for value all of such Grantor’s rights and interests therein and any such purchaser shall take free of all rights and interests of such Grantor in such property.

(f) Upon the occurrence of an Event of Default, the Lender shall have the right to notify persons obligated to any Grantor on any Accounts to make payment thereof directly to the Lender and the Lender may take control of all the proceeds of the Accounts. After the occurrence of an Event of Default, no Grantor will, without the prior written consent of the Lender, grant any extension of the time for payment of any of the Accounts, compromise or settle any accounts for less than the full amount thereof, or release wholly or partly any person liable for the payment thereof or allow any credit or discount whatsoever thereon.

6. APPLICATION OF PROCEEDS AND DEFICIENCY. The proceeds of any disposition of all or any portion of the Collateral following an Event of Default shall be applied in the following order:

(a) First, to the payment of all reasonable expenses of retaking, holding, preparing the Collateral for sale or lease, and selling, leasing, or otherwise disposing of the Collateral, including without limitation reasonable attorneys’ fees and other costs incurred by the Lender in connection therewith;

(b) Second, to the full and complete satisfaction of all of the Secured Debt; and

(c) Third, any surplus shall be remitted by the Lender to the Grantors promptly after payment of all of the foregoing. In the event there is a surplus and any other person makes a claim to the surplus amount, the Lender may hold said sum (without liability for interest or otherwise) or institute an interpleader action and deposit said sum with an appropriate court of competent jurisdiction until such time as the rights in such surplus are fully and finally determined by a final nonappealable decision of a court of competent jurisdiction or by agreement of all interested parties.

To the extent the proceeds from the disposition of the Collateral are insufficient to satisfy Sections 6(a) and (b) above, Debtor shall remain liable to the Lender for the payment of such deficiency, with interest at the highest lawful rate.

7. POWER OF ATTORNEY. Each Grantor hereby makes, constitutes and appoints the Lender as its true and lawful agent and attorney in fact, with full power of substitution, and in such Grantor’s name, place and stead after the occurrence of an Event of Default (i) to collect, pursue collection of, and receive payment for any and all income, proceeds or payments with respect to any Collateral; (ii) to endorse the name of such Grantor upon any notes, checks, acceptances, drafts, money orders, instruments or other documents relating to the Collateral, or the income, proceeds, or payments with respect thereto so as to affect the deposit and collection thereof, (iii) to waive, sue for, settle, adjust, or compromise any claims or right with respect to the Collateral; and (iv) to take any action in the name and on behalf of such Grantor to fulfill any representation, warranty, covenant or agreement of such Grantor contained herein or as may be necessary or appropriate to carry out the purposes and intent of this Agreement and to perfect and protect the Lender’s security interest in the Collateral and its rights therein. Each Grantor agrees that neither the Lender nor any of its agents, designees, officers or employees will be liable for any acts of commission or omission, or for any error of judgment or mistake of facts or law with respect to the exercise of said power of attorney save and except fraud, gross misconduct, or a knowing violation of law. The power of attorney granted hereunder is coupled with an interest and shall be irrevocable during the term of this Agreement.

8. DURATION. This Agreement shall continue in full force and effect, and the security interest granted hereby and the representations, warranties, covenants and obligations of each Grantor hereunder and all the terms, conditions and provisions hereof shall continue to be fully operative until the Debtor shall have fully paid and discharged all of the Secured Debt. Each Grantor agrees that to the extent a payment or payments to a Lender are subsequently invalidated, set aside or otherwise required to be repaid, the obligation or part thereof intended to be satisfied, and the security interest in the collateral granted hereby, shall be revived and continued in full force and effect as if said payment had not been made.

9. MISCELLANEOUS.

(a) Assignment. This Agreement and the rights, obligations and duties of the Grantors hereunder shall not be assignable or otherwise transferable by the Grantors. The Lender may, upon notice to the Grantors, transfer, participate or assign any or all of its rights and obligations under this Agreement.

(b) Fees of Legal Counsel. In the event the Lender shall employ legal counsel to protect its rights hereunder or to enforce any term or provision hereof or to protect its interest in the Collateral, such attorneys’ fees and other legal expenses shall become part of the Secured Debt and shall be payable by the Grantors to the Lender upon demand. The Grantors shall pay all fees and expenses of the Lender, including attorneys’ fees and expenses, in connection with the negotiation and consummation of this Agreement and other the Loan Documents.

(c) Further Assurances. Each Grantor agrees that from time to time hereafter, upon request, it will, at its sole expense, execute, acknowledge and deliver such other instruments and documents and take such further action as may be reasonably necessary to carry out the intent of this Agreement and the other Loan Documents, specifically including, but not limited to, the delivery of executed stock powers and stock certificates or other evidences of ownership necessary to perfect the pledge of any such securities granted hereunder and the execution and delivery of patent and other intellectual property assignments. Each Grantor shall make appropriate entries upon its financial statements and its books and records disclosing the Lender’s liens and security interests in the Collateral.

(d) Amendments, etc. Neither this Agreement nor any other Relevant Document nor any other provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Grantors, the Lender or, in the case of any other Relevant Document, pursuant to an agreement or agreements in writing entered into by the Lender and the Grantor or Grantors that are parties thereto.

(e) Effect and Benefit. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto, their heirs, executors, administrators, personal representatives, successors in interest and permitted assigns.

(f) Headings and Captions. Subject headings and captions are included for convenience purposes only and shall not affect the interpretation of this Agreement.

(g) Notice. All notices, requests, demands and other communications permitted or required hereunder shall be in writing, and either (i) delivered in person, (ii) sent by express mail or other overnight delivery service providing receipt of delivery, (iii) mailed by certified or registered mail, postage prepaid, return receipt requested or (iv) sent by telex, telegraph or other facsimile transmission as follows:

If to the Grantors, addressed or delivered in person to:

Latin Node, Inc.

9800 NW 41St Street, #200

Miami, FL 33178

Telephone: (305) 592-4848

Facsimile: (305) 592-4949

Attention: Jorge Granados

With a copy to:

Alfred G. Smith

Shutts & Bowen LLP

1500 Miami Center

201 South Biscayne Boulevard

Miami, Florida 33131

Telephone: (305) 347-7364

Facsimile: (305) 347-7764

If to the Lender, addressed or delivered in person to:

Elandia, Inc.

1500 Cordova Road, Suite 312

Ft. Lauderdale, Florida 33316

Telephone: (954) 728-9090

Facsimile: (954) 728-9080

Attention: Harry Hobbs

With a copy to:

Carlton Fields, P.A.

100 SE 2nd Street, Suite 4000

Miami, Florida 33131-9101

Attn: Seth Joseph, Esq.

Facsimile: (305) 530-0055

or to such other address as either party may designate by notice in accordance with this Section.

Any such notice or communication, if given or made by prepaid, registered or certified mail or by recorded express delivery, shall be deemed to have been made when actually received, but not later than three (3) business days after the same was properly posted or given to such express delivery service and if made properly by telex, telecopy or other facsimile transmission such notice or communication shall be deemed to have been made at the time of dispatch.

(h) Severability. If any portion of this Agreement is held invalid, illegal or unenforceable, such determination shall not impair the enforceability of the remaining terms and provisions herein, which may remain effective, and to this end this Agreement is declared to be severable.

(i) Time for Performance. Time is of the essence in this Agreement.

(j) Waiver. No waiver of a default, breach or other violation of any provision of this Agreement shall operate or be construed as a waiver of any subsequent default, breach or other violation or limit or restrict any right or remedy otherwise available. No delay or omission on the part of the Lender to exercise any right or power arising by reason of a default shall impair any such right or power or prevent its exercise at any time during the continuance thereof.

(k) Gender and Pronouns. Throughout this Agreement, the masculine shall include the feminine and neuter and the singular shall include the plural and vice versa as the context requires.

(l) Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement of the parties with respect to the subject matter thereof and supersede any and all other prior agreements, oral or written, with respect to the subject matter contained herein.

(m) Governing Law; Waiver of Jury Trial. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF FLORIDA. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, EACH GRANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN MIAMI-DADE COUNTY, FLORIDA. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH GRANTOR WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO ANY SUIT OR PROCEEDING INSTITUTED BY LENDER UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN ANY STATE OR FEDERAL COURT LOCATED WITHIN MIAMI-DADE COUNTY, FLORIDA AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST ANY GRANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH HAS JURISDICTION OVER SUCH GRANTOR OR ITS PROPERTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, MAKE THE LOANS AND EXTEND THE OTHER FINANCIAL ACCOMMODATIONS CONTEMPLATED HEREUNDER AND THEREUNDER.

(n) Incorporation by Reference. All exhibits and documents referred to in this Agreement shall be deemed incorporated herein by any reference thereto as if fully set out.

(o) Counterparts. This Agreement may be executed in one or more counterparts (all counterparts together reflecting the signature of all parties), each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

(p) Consent to Jurisdiction and Service of Process. Each Grantor hereby irrevocably (i) consents to the jurisdiction of the courts of the State of Florida and of any federal court located in Florida in connection with any action or proceeding arising out of or relating to this Agreement, or any other document or exhibit relating hereto or delivered in connection therewith and (ii) consents that service of legal process in any such action or proceeding may be made in any manner permitted by the rules of practice and procedure applicable to such courts.

(q) Authority. Each individual signing this Agreement in a representative capacity acknowledges and represents that he/she is duly authorized to execute this Agreement in such capacity in the name of, and on behalf of, the designated corporation, partnership, trust, or other entity.

(r) Failure to Pay Costs or Expenses. If any Grantor fails to pay any cost or expense required hereunder to be paid by such Grantor (including, without limitation, insurance and taxes), the Lender may, at its option, pay such cost or expense on behalf of such Grantor, and in such event the amount so paid by such party shall become part of the Secured Debt hereunder and shall be payable by such Grantor, with interest, to Lender upon demand.

(s) Inspection. The Lender (by any of its respective officers, employees and agents) shall have the right, at any reasonable time or times during each Grantor’s usual business hours, to inspect the Collateral, all records related thereto (and to make extracts from such records), and the premises upon which any of the Collateral is located, and after an Event of Default, to request information relating to such Grantor from any person and to verify the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral. The Lender may, at any time upon and after the occurrence of a default or an Event of Default and during the continuance thereof, employ and maintain in each Grantor’s premises custodians selected by the Lender who shall have full authority to do all acts necessary to protect the Lender’s interest. All expenses incurred by the Lender by reason of the employment of such custodians shall be paid by the Grantors, added to the Secured Debt and secured by the Collateral. Each Grantor irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by the Lender from or on behalf of the Grantors, and each Grantor does hereby irrevocably agree that the Lender shall have the continuing exclusive right to apply and to reapply any and all such payments and collections received at any time or times hereafter by the Lender or its agents against the Secured Debt which are due and payable at the time of such application, in such manner as provided herein.

(t) Non-Cumulative Remedies. The enumeration of the Lender’s rights and remedies set forth in this Agreement is not intended to be exhaustive and the exercise by them of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the Loan Documents or under any other agreement to which the Grantors and the Lender may be parties or which may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Grantors and any other party hereto or its employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any Event of Default. The Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error, omission or delay of any kind occurring in the liquidation of the Collateral or for any damages resulting therefrom except damages directly attributable to such party’s (or its officers’, employees’ or agents’) gross negligence or willful misconduct.

(u) Survival of Agreements. All agreements, covenants, representations and warranties - contained herein or made in writing by or on behalf of the Grantors in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the other Loan Documents.

(v) Indemnification of the Lender. From and at all times after the date of this Agreement, and in addition to all of the Lender’s other rights and remedies against the Grantors, each Grantor agrees to hold the Lender and each of their respective directors, officers, employees, attorneys and agents harmless from, and to indemnify each of them against, all losses, damages, costs and expenses (including, but not limited to, attorneys’ fees, costs and expenses) incurred by any of them from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or relating to any suit, action or proceeding by any person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or other-wise, arising from or in connection with the negotiation, preparation, execution or performance of this Agreement and the other Loan Documents; provided, however, that the foregoing indemnification shall not protect any party from loss, damage, cost or expense directly attributable to its willful misconduct or gross negligence. All of the foregoing losses, damages, costs and expenses shall be payable by the Grantors upon demand upon any of them, and shall be additional Secured Debt hereunder secured by the Collateral.

[Signatures follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

DEBTOR:

LATIN NODE, INC.

By:	/s/ Jorge Granados
Name:	Jorge Granados
Title:	President

SUBSIDIARY GRANTORS:

Latin Node, LLC, a Florida limited liability company

By:	/s/ Jorge Granados
Name:	Jorge Granados
Title:	Manager

Latinode Communications Corporation, a Florida corporation

By:	/s/ Jorge Granados
Name:	Jorge Granados
Title:	President

NSite Software, LLC, a Florida limited liability company

By:	/s/ Jorge Granados
Name:	Jorge Granados
Title:	Manager

Tropical Star Communications, Inc., a Florida corporation

By:	/s/ Jorge Granados
Name:	Jorge Granados
Title:	President

TS Telecommunications, Inc., a Florida corporation

By:	/s/ Jorge Granados
Name:	Jorge Granados
Title:	President

Total Solutions Telecom, Inc., a Florida corporation

By:	/s/ Jorge Granados
Name:	Jorge Granados
Title:	President

Latin Node Europe, GmBH, a German corporation

By:	/s/ Victor Ias P. Rizza
Name:	Victor Ias P. Rizza
Title:	Managing Director

Crossfone Honduras S.A.

By:	/s/ Jorge Granados
Name:	Jorge Granados
Title:	President

LENDER:

ELANDIA, INC., as Lender

By:	/s/ Harley L. Rollins
Name:	Harley L. Rollins
Title:	Chief Financial Officer

EXHIBIT A

Intellectual Property

Service Mark applications for the following marks in the United States:

LatiNode

CrossFone

VipFone

RapiFone

CrossMedia

Registered Domain names:

Pending

Schedule 3(a)

Other Legal or Fictitious Names

Latinode Communications (LatinNode, Inc.)

CrossFone (TS Telecommunications, Inc.)

TS Prepaid (Total Solutions Telecom Inc.)

TST (Total Solutions Telecom Inc.)

Schedule 3(d)

No Violations

(A)	Almiron Finance Corporation Loan

Loan Agreement, dated June 9, 2006, between Retail Americas VoIP, LLC (“Borrower”) and Almiron Finance Corporation, a Venezuelan corporation (“Lender”)

Collateral:

Borrower has pledged to Lender 50% of the membership interests of Borrower and 50% of the outstanding common stock of Latin Node (the “Collateral”)

•	Collateral is held pursuant to an escrow agreement (described below)

•	Security and Pledge Agreement provide that, upon an event of default and without prior notice to Borrower, Lender may transfer to or register in its name any of the Collateral

•	Events of Default include a breach or default under the terms of the Security and Pledge Agreement, Loan Agreement or Promissory Note

(B)	Expocredit Corporation Loan

Loan Agreement, dated June 9, 2006, between Retail Americas VoIP, LLC, a Delaware limited liability company (“Borrower”) and Expocredit Corporation, a Florida corporation (“Lender”)

Collateral:

Borrower has pledged to Lender 50% of the membership interests of Borrower and 50% of the outstanding common stock of Latin Node (the “Collateral”)

•	Collateral is held pursuant to an escrow agreement (described below)

•	Security and Pledge Agreement provide that, upon an event of default and without prior notice to Borrower, Lender may transfer to or register in its name any of the Collateral

•	Events of Default include a breach or default under the terms of the Security and Pledge Agreement, Loan Agreement or Promissory Note

Schedule 3(e)

Required Consents

Possible required authorization from the Federal Communications Commission for transfer of control of Latin Node, Inc. (holder of 214 license), TS Telecommunications Inc. (holder of 214 license), and Total Solutions Telecom Inc. (pending 214 application) in the event of foreclosure by Lender.

Schedule 3(f)

Outstanding Security Interests

(A)	Almiron Finance Corporation Loan

Loan Agreement, dated June 9, 2006, between Retail Americas VoIP, LLC (“Borrower”) and Almiron Finance Corporation, a Venezuelan corporation (“Lender”)

Collateral:

Borrower has pledged to Lender 50% of the membership interests of Borrower and 50% of the outstanding common stock of Latin Node (the “Collateral”)

•	Collateral is held pursuant to an escrow agreement (described below)

•	Security and Pledge Agreement provide that, upon an event of default and without prior notice to Borrower, Lender may transfer to or register in its name any of the Collateral

•	Events of Default include a breach or default under the terms of the Security and Pledge Agreement, Loan Agreement or Promissory Note

(B)	Expocredit Corporation Loan

Loan Agreement, dated June 9, 2006, between Retail Americas VoIP, LLC, a Delaware limited liability company (“Borrower”) and Expocredit Corporation, a Florida corporation (“Lender”)

Collateral:

Borrower has pledged to Lender 50% of the membership interests of Borrower and 50% of the outstanding common stock of Latin Node (the “Collateral”)

•	Collateral is held pursuant to an escrow agreement (described below)

•	Security and Pledge Agreement provide that, upon an event of default and without prior notice to Borrower, Lender may transfer to or register in its name any of the Collateral

•	Events of Default include a breach or default under the terms of the Security and Pledge Agreement, Loan Agreement or Promissory Note

(C)	Factoring Agreement

Amended and Restated Factoring Agreement, dated June 8, 2006, between Latin Node and Expocredit Corporation

Collateral:

Expocredit has a blanket lien on all of the assets of Latin Node including all accounts receivable and all inventory.

(D)	Capital Leases (see attachment)

(E)	Deposits (see attachment)

Schedule 3(g)

Grantors’ Names and Addresses

Latin Node, Inc.

9800 NW 41st St. Ste. 200

Miami, FL 33178

Latin Node LLC

9800 NW 41st St. Ste. 200

Miami, FL 33178

Latinode Communications Corporation

9800 NW 41st St. Ste. 200

Miami, FL 33178

NSite Software, LLC

9800 NW 41st St. Ste. 200

Miami, FL 33178

TS Telecommunications, Inc.

9800 NW 41st St. Ste. 200

Miami, FL 33178

Tropical Star Communications, Inc.

9800 NW 41st St. Ste. 200

Miami, FL 33178

Total Solutions Telecom, Inc.

9800 NW 41st St. Ste. 200

Miami, FL 33178

Latin Node Europe, GmbH

Hanauer Landstr 300-A 60314 Frankfurt am Main

Germany

Crossfone Europe, GmbH

Hanauer Landstr 300-A 60314 Frankfurt am Main

Germany

CrossFone Honduras S.A.

Edificio Copemh

3er Nivel No. 301

Blvd. Centro America

Tegucigalpa, Honduras (no office in Honduras)

LN Comunicaciones S.A.

15 Calle 3-20 Zona 10

Edificio Centro Ejecutivo

Guatemala City

Guatemala

DSR Comunicaciones, S.A

Carlos Pellegrini 1075, C1009ABU

Ciudad Autónoma de Buenos Aires, Argentina

Bantel , S.A.

Carlos Pellegrini 1075, C1009ABU

Ciudad Autónoma de Buenos Aires, Argentina

CrossFone Colombia S.A., E.S.P.

Avenida 19, #131-04, Apto. 502, Torres del Country, Santa Fe de Bogota, Colombia

Donimar, S.A.

Montevideo, Uruguay

No office in Uruguay

CrossFone Nicaragua S.A.

Managua, Nicaragua

No office in Nicaragua

Crossfone Mexico S.A. de C.V.

Río Guadalquivir No. 75, Col. Cuauhtémoc, CP 06500, México D.F.

Previous address for US Companies: 7131 NW 31st Street, Miami, FL 33122

Schedule 3(h)

Collateral Locations

See attachment

Schedule 3(h)(A)

Co-Location Facilities

See attachment

Schedule 3(i)

Litigation

1.	Latin Node Europe GmbH v. Regina Schaening

2.	Latin Node, Inc. v. CitiBank, N.A.; CitiBank, FSB; CitiCorp North America, Inc; Francisco Estupinan Heredia, as General Asignee of Empresa Nacional de Telecommunicaciones – Telecom in Liquidation; and Colombia Telecommunicaciones, S.A. E.S.P. (Case No. 03-8669)

Schedule 3(p)

Corporate Structure

Schedule 3(q)

Pledged Collateral

100% of the issued and outstanding equity interests of each Subsidiary Grantor.